CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 20, 2018, with respect to the financial statements of AG Acquisitions Group II, Inc. contained in the Registration of Securities, Form 10.

We hereby consent to the use of the aforementioned report, dated February 20, 2018, on our audit of the financial statements of AG Acquisitions Group, Inc., which is contained in the Registration of Securities.

D. Brooks and Associates CPA’s, P.A. West Palm Beach, FL February 20, 2018